Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER RESULTS

•                  Reported record sales of $408 million, up 8%

•                  Organic sales growth +5%, foreign exchange +3%

•                  2Q operating margin of 12.8%; up 100 bps on GAAP basis, up 30 bps on adjusted basis

•                  Record EPS of $1.05, up 33% on GAAP basis, up 27% on adjusted basis

•                  Raising full year 2018 organic sales growth outlook

North Andover, MA…August 1, 2018.  Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2018 results.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We continued to drive strong top-line growth and productivity during the quarter, especially in the Americas.  This enabled us to deliver record sales, adjusted operating margin and EPS.  For the first half of 2018, we delivered 5% organic growth, double digit earnings growth and strong operating margin.  We are raising our full year organic sales growth outlook given results to date and our prospects for the second half of 2018.”

Sales during the second quarter of $408 million increased 8% compared to the same period in 2017. Second quarter net income per diluted share (EPS) on both a GAAP and adjusted basis was $1.05, as compared to $0.79 on a GAAP basis and $0.83 on an adjusted basis for the prior-year period.   EPS improved due to volume and productivity, a lower effective tax rate, lower non-operating expense and favorable foreign exchange.  A summary of second quarter financial results is as follows:

	Second quarter ended
(In millions, except per share information)	July 1, 2018	July 2, 2017	% Change

Sales	$407.9	$378.5	8%

Net income	$36.0	$27.2	32%

Diluted earnings per share	$1.05	$0.79	33%

Special items	—	0.04

Adjusted earnings per share	$1.05	$0.83	27%

Financial Highlights

•                  Organic sales increased 5% compared to the second quarter last year; adjusted operating margin expanded 30 basis points. From a regional perspective:

•                  Americas’ organic sales increased 8% with wide-ranging growth in plumbing, water quality and heating and hot water products.  Sales growth benefited from strong end-market demand and from customers pre-buying products due to the announced July price increases.  Adjusted operating margin increased 70 basis points as benefits from volume and productivity were partially offset by growth investments and increased commodity and transportation costs.

•                  Europe’s organic sales declined 2% with growth in drains more than offset by a decline in water, plumbing and HVAC products.  Adjusted operating margin decreased 80 basis points driven by the volume reduction, sales mix, commodity cost increases and incremental investments.

•                  APMEA’s organic sales increased 5%, which included a 6% headwind for planned product rationalization. Our product rationalization efforts represent the exit of low-margin, non-core products. Stronger sales in the Middle East, New Zealand and commercial valves in China offset continued softness in China’s residential heating market.  Adjusted operating margin decreased 470 basis points, driven by FX headwinds and incremental growth investments.

•                  For the first six months of 2018, operating cash flow was $1 million, net capital expenditures were $15 million and free cash outflow was approximately $14 million.  In the comparable period last year, operating cash flow was $9 million, net capital expenditures were approximately $11 million and free cash outflow was approximately $2 million.  Free cash outflow increased due to increased inventory, tax payments and capital expenditure outlays.  We expect continued improvement in free cash flow during the second half of 2018, due to normal seasonality.

•                  The Company repatriated $39 million in cash during the second quarter.  For the first six months of 2018, $110 million has been repatriated, a majority of which was used to pay down revolving debt.

•                  The Company repurchased approximately 59,000 shares of Class A common stock at a cost of approximately $4.5 million during the second quarter.  For the first six months of 2018, we have purchased approximately 139,000 shares at a cost of approximately $11 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2018 on Thursday, August 2, 2018, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 2, 2019.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our long-term growth strategy and our 2018 outlook, including full year organic sales growth and free cash flow improvements during the second half of 2018.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the final impact of the 2017 Tax Cuts and Jobs Act; the timing and expected impact of proposed tariffs, the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2018	2017	2018	2017
Net sales	$407.9	378.5	786.4	725.7
Cost of goods sold	238.5	221.8	460.3	425.2
GROSS PROFIT	169.4	156.7	326.1	300.5
Selling, general and administrative expenses	117.2	110.2	230.0	217.8
Restructuring	—	1.7	—	2.2
OPERATING INCOME	52.2	44.8	96.1	80.5
Other (income) expense:
Interest income	(0.1)	(0.2)	(0.5)	(0.4)
Interest expense	4.4	5.0	8.7	9.8
Other (income) expense, net	(1.8)	0.2	(1.1)	0.5
Total other expense	2.5	5.0	7.1	9.9
INCOME BEFORE INCOME TAXES	49.7	39.8	89.0	70.6
Provision for income taxes	13.7	12.6	24.8	21.7
NET INCOME	$36.0	$27.2	64.2	48.9

BASIC EPS
NET INCOME PER SHARE	$1.05	0.79	1.87	1.42
Weighted average number of shares	34.4	34.5	34.4	34.5
DILUTED EPS
NET INCOME PER SHARE	$1.05	0.79	1.87	1.42
Weighted average number of shares	34.4	34.5	34.4	34.5
Dividends declared per share	$0.21	$0.19	0.40	0.37

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	July 1,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$142.6	$280.2
Trade accounts receivable, less allowance for doubtful accounts of $15.7 million at July 1, 2018 and $14.3 million at December 31, 2017	248.2	216.1
Inventories, net:
Raw materials	88.5	81.8
Work in process	19.8	17.5
Finished goods	173.9	159.8
Total Inventories	282.2	259.1
Prepaid expenses and other current assets	34.7	26.7
Assets held for sale	1.4	1.5
Total Current Assets	709.1	783.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	529.0	525.8
Accumulated depreciation	(332.8)	(327.3)
Property, plant and equipment, net	196.2	198.5
OTHER ASSETS:
Goodwill	546.5	550.5
Intangible assets, net	174.3	185.2
Deferred income taxes	2.0	1.6
Other, net	19.2	17.1
TOTAL ASSETS	$1,647.3	$1,736.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$120.1	$123.8
Accrued expenses and other liabilities	116.5	125.8
Accrued compensation and benefits	46.4	55.3
Current portion of long-term debt	26.2	22.5
Total Current Liabilities	309.2	327.4
LONG-TERM DEBT, NET OF CURRENT PORTION	383.0	474.6
DEFERRED INCOME TAXES	49.5	55.2
OTHER NONCURRENT LIABILITIES	47.4	50.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,803,429 shares at July 1, 2018 and 27,724,192 shares at December 31, 2017	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,329,290 shares at July 1, 2018 and 6,379,290 at December 31, 2017	0.6	0.6
Additional paid-in capital	559.6	551.8
Retained earnings	407.4	372.9
Accumulated other comprehensive loss	(112.2)	(99.1)
Total Stockholders’ Equity	858.2	829.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,647.3	$1,736.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 1,	July 2,
	2018	2017
OPERATING ACTIVITIES
Net income	$64.2	$48.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14.3	14.6
Amortization of intangibles	10.7	11.1
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	—	0.6
Stock-based compensation	6.3	6.9
Deferred income tax	(5.3)	2.3
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(35.2)	(41.5)
Inventories	(27.4)	(13.1)
Prepaid expenses and other assets	(7.0)	2.6
Accounts payable, accrued expenses and other liabilities	(19.1)	(23.4)

Net cash provided by operating activities	1.5	9.0

INVESTING ACTIVITIES
Additions to property, plant and equipment	(15.2)	(11.0)
Proceeds from the sale of property, plant and equipment	—	0.1
Net proceeds from the sale of assets, and other	0.2	1.9
Business acquisitions, net of cash acquired and other	(1.8)	0.1

Net cash used in investing activities	(16.8)	(8.9)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	45.0	20.0
Payments of long-term debt	(133.2)	(126.3)
Payment of capital leases and other	(5.2)	(4.3)
Proceeds from share transactions under employee stock plans	—	0.5
Payments to repurchase common stock	(10.8)	(9.0)
Dividends	(13.9)	(12.8)

Net cash used in financing activities	(118.1)	(131.9)
Effect of exchange rate changes on cash and cash equivalents	(4.2)	10.9

DECREASE IN CASH AND CASH EQUIVALENTS	(137.6)	(120.9)

Cash and cash equivalents at beginning of year	280.2	338.4
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$142.6	$217.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Americas	$272.0	$250.5	$513.1	$479.2
Europe	117.1	110.7	240.1	215.6
APMEA	18.8	17.3	33.2	30.9
Total	$407.9	$378.5	$786.4	$725.7

	Operating Income (Loss)
	Second Quarter Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Americas	$46.7	$39.6	$83.1	$70.7
Europe	12.9	12.7	27.8	25.1
APMEA	1.6	1.8	3.0	2.8
Corporate	(9.0)	(9.3)	(17.8)	(18.1)
Total	$52.2	$44.8	$96.1	$80.5

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Americas	$3.4	$3.6	$6.0	$6.4
Europe	3.5	4.0	6.9	7.9
APMEA	24.7	20.4	41.4	40.0
Total	$31.6	$28.0	$54.3	$54.3

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash outflow and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and gains recognized in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, and the related income tax impacts on these items, and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash outflow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash outflow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2018	2017	2018	2017

Net sales	$407.9	$378.5	$786.4	$725.7

Operating income - as reported	$52.2	$44.8	$96.1	$80.5
Operating margin %	12.8%	11.8%	12.2%	11.1%

Adjustments for special items:
Acquisition costs	—	—	—	0.2

Restructuring		1.7	—	2.2

Americas, APMEA & Europe transformation costs	—	0.8	—	2.8

Total adjustments for special items	$—	$2.5	$—	$5.2

Operating income - as adjusted	$52.2	$47.3	$96.1	$85.7
Adjusted operating margin %	12.8%	12.5%	12.2%	11.8%

Net income - as reported	$36.0	$27.2	$64.2	$48.9

Adjustments for special items - tax affected:
Acquisition costs	—	—	—	0.1

Restructuring	—	1.1	—	1.5

Americas, APMEA & Europe transformation costs	—	0.5	—	1.8

Tax adjustments	—	(0.1)	—	(1.3)

Total Adjustments for special items - tax affected	$—	$1.5	$—	$2.1

Net income - as adjusted	$36.0	$28.7	$64.2	$51.0

Diluted earnings per share - as reported	$1.05	0.79	$1.87	1.42
Adjustments for special items	—	0.04	—	0.06
Diluted earnings per share - as adjusted	$1.05	$0.83	$1.87	$1.48

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	July 1, 2018					July 2, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$272.0	117.1	18.8	—	407.9	$250.5	110.7	17.3	—	378.5

Operating income (loss) - as reported	$46.7	12.9	1.6	(9.0)	52.2	$39.6	12.7	1.8	(9.3)	44.8
Operating margin %	17.2%	11.0%	8.3%		12.8%	15.8%	11.5%	10.4%		11.8%

Adjustments for special items	$—	—	—	—	—	$1.8	0.3	0.4	—	2.5

Operating income (loss) - as adjusted	$46.7	12.9	1.6	(9.0)	52.2	$41.4	13.0	2.2	(9.3)	47.3
Adjusted operating margin %	17.2%	11.0%	8.3%		12.8%	16.5%	11.8%	13.0%		12.5%

	Six Months Ended					Six Months Ended
	July 1, 2018					July 2, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$513.1	240.1	33.2	—	786.4	$479.2	215.6	30.9	—	725.7

Operating income (loss) - as reported	$83.1	27.8	3.0	(17.8)	96.1	$70.7	25.1	2.8	(18.1)	80.5
Operating margin %	16.2%	11.6%	8.8%		12.2%	14.8%	11.6%	9.1%		11.1%

Adjustments for special items	$—	—	—	—	—	$4.3	0.5	0.4	—	5.2

Operating income (loss) - as adjusted	$83.1	27.8	3.0	(17.8)	96.1	$75.0	25.6	3.2	(18.1)	85.7
Adjusted operating margin %	16.2%	11.6%	8.8%		12.2%	15.7%	11.9%	10.4%		11.8%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Second Quarter Ended
	Americas	Europe	APMEA	Total
Reported net sales July 1, 2018	$272.0	$117.1	$18.8	$407.9
Reported net sales July 2, 2017	250.5	110.7	17.3	378.5
Dollar change	$21.5	$6.4	$1.5	$29.4
Net sales % increase	8.6%	5.8%	8.3%	7.8%
Increase due to foreign exchange	-0.3%	-7.9%	-3.0%	-2.6%
Organic sales increase (decrease)	8.3%	-2.1%	5.3%	5.2%

	Six Months Ended
	Americas	Europe	APMEA	Total
Reported net sales July 1, 2018	$513.1	$240.1	$33.2	$786.4
Reported net sales July 2, 2017	479.2	215.6	30.9	725.7
Dollar change	$33.9	$24.5	$2.3	$60.7
Net sales % increase	7.1%	11.4%	7.4%	8.4%
Increase due to foreign exchange	-0.3%	-11.4%	-3.3%	-3.7%
Organic sales increase	6.8%	0.0%	4.1%	4.6%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 1,	July 2,
	2018	2017
Net cash provided by operations - as reported	$1.5	$9.0
Less: additions to property, plant, and equipment	(15.2)	(11.0)
Plus: proceeds from the sale of property, plant, and equipment	—	0.1
Free cash outflow	$(13.7)	$(1.9)

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	July 1,	December 31,
	2018	2017
Current portion of long-term debt	$26.2	$22.5
Plus: Long-term debt, net of current portion	383.0	474.6
Less: Cash and cash equivalents	(142.6)	(280.2)
Net debt	$266.6	$216.9

Net debt	$266.6	$216.9
Plus: Total stockholders’ equity	858.2	829.0
Capitalization	$1,124.8	$1,045.9

Net debt to capitalization ratio	23.7%	20.7%